Exhibit 99

Quad/Graphics Completes Acquisition of Vertis

Acquisition Strengthens and Expands Quad/Graphics'
Retail Advertising Insert, Direct Marketing and In-Store Marketing Solutions

SUSSEX, WI, January 16, 2013 - Quad/Graphics, Inc. (NYSE: QUAD) (“Quad/Graphics”) announces that it has completed its acquisition of substantially all of the assets of Vertis Holdings, Inc., for a net purchase price of $170 million. This assumes the purchase price of $267 million less the payment of $97 million for current assets that are in excess of normalized working capital requirements. Quad/Graphics used cash on hand and drew on its revolving credit facility to finance the acquisition.

The Company expects the acquisition of Vertis to strengthen and expand its client offering with:

•	An enhanced range of products, services and revenue-generating solutions;

•	Expanded industry vertical expertise;

•	Increased manufacturing flexibility and distribution efficiencies from an extended geographic footprint; and

•	New opportunities to help clients realize mailing and distribution cost-savings from the combined volumes and capabilities of the two companies.

“We are excited about our acquisition of Vertis and the opportunities it brings to advance our business and create value for our clients, employees and shareholders,” said Joel Quadracci, Chairman, President & CEO of Quad/Graphics. “We have strengthened our retail ad insert, direct marketing and in-store marketing solutions, and have expanded our support services to include media planning and placement, and marketing services. With more talent and broader solutions, we are better positioned than ever to drive business results for our clients.”

Vertis generated an estimated $1.1 billion in revenues in 2012 and approximately $55 million in annual EBITDA on an unaudited basis, adjusted for restructuring, impairment and other transaction-related expenses. The combined company will employ approximately 25,000 employees from more than 70 print-production facilities in North America, Latin America and Europe.

Gerald Sokol, Jr., Chief Executive Officer of Vertis, said: “We have had the opportunity to work very closely with Joel Quadracci and his team over these last several months in planning a successful integration. More than ever, we are convinced that this combination represents the best possible outcome for our customers, employees and other stakeholders.”

“We are excited to begin our work as an expanded company and build on our long-standing commitment to take print to a higher level,” Quadracci said. “Print has power in today's multichannel world and we know how to leverage that power to make print perform better than ever.”

Notes Regarding Forward-Looking Statements
To the extent any statements made in this press release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook, and can generally be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “believe,” or “continue,” or the negatives of these terms, variations on them and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Quad/Graphics. These risks, uncertainties and other factors could cause actual results to differ materially from those expressed or implied by those forward-looking statements. These risks, uncertainties and other factors are discussed in Item 1A of Quad/Graphics' most recent Form 10-K and include the following: the impact of significant overcapacity in the highly competitive commercial printing industry, which creates downward pricing pressure and fluctuating demand for printing services; the potential inability of Quad/Graphics to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the inability of Quad/Graphics to achieve the potential synergies expected from the completed acquisition of Vertis or the possibility that it may take longer or cost more than expected to achieve those synergy savings; unexpected costs or liabilities related to the acquisition of Vertis; failure to successfully integrate the operations of Quad/Graphics and Vertis; the continued operation of Vertis under Chapter 11 of the United States Bankruptcy Code as part of the transaction process and any possible negative impacts flowing therefrom; the impact of electronic media and similar technological changes; the impact of changing future economic conditions; the potential failure to renew long-term contracts with customers, the renewal of those contracts under different terms, or customer nonperformance in accordance with the terms and for the duration of long-term contracts; significant capital expenditures may be needed to maintain Quad/Graphics' platform and processes and to remain technologically and economically competitive; the impact of fluctuations in costs (including labor-related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the impact of regulatory matters and legislative developments or changes in laws, including changes in environmental and privacy laws and postal rates, regulations and services; the impact on Quad/Graphics class A common shareholders of a limited active market for Quad/Graphics common stock and the inability to independently elect directors or control decisions due to the class B common stock voting rights; an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of goodwill, other intangible assets and property, plant and equipment; restrictions imposed by various covenants in the Company's debt facilities may affect the Company's ability to operate its business; and the inability to retain and attract additional, key employees, or the adverse effects of any strikes or other labor protests.

Quad/Graphics cautions that the foregoing list of risks, uncertainties and other factors is not exhaustive and you should carefully consider the other factors detailed from time to time in Quad/Graphics' filings with the United States Securities and Exchange Commission and other uncertainties and potential events when relying on forward-looking statements to make decisions with respect to Quad/Graphics.

Because forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Except to the extent required by the federal securities laws, Quad/Graphics does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Quad/Graphics
Quad/Graphics (NYSE: QUAD) is a global provider of print and related multichannel solutions for consumer magazines, special interest publications, catalogs, retail ad inserts, direct mail, books, directories, and commercial and specialty products, including in-store solutions. Headquartered in Sussex, Wis. (just west of Milwaukee), the Company has print-production facilities as well as other support locations throughout North America, Latin America and Europe. As a printing industry innovator, Quad/Graphics (www.QG.com) is redefining the power of print in today's multimedia world by helping its clients use print as the foundation of multichannel communications strategies to drive their top-line revenues while reducing their total cost of print production through workflow solutions, and pioneering distribution and mailing programs, among other offerings.

Quad/Graphics Media Contact:
Claire Ho, Quad/Graphics, 414-566-2955, Claire.Ho@qg.com

Quad/Graphics Investor Relations Contact:
Kelly Vanderboom, Quad/Graphics, 414-566-2464, Kelly.Vanderboom@qg.com

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